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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Houghton Mifflin Company 1995 Stock Compensation Plan of our report dated January 18, 1995, with respect to the consolidated financial statements and schedule of Houghton Mifflin Company included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                                     ERNST & YOUNG LLP




Boston, Massachusetts
May 1, 1995